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                                                                    EXHIBIT (11)

                          BETHLEHEM STEEL CORPORATION

             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

      (dollars in millions and shares in thousands, except per share data)

                                                                                     YEAR
                                                                                ENDED DECEMBER 31
                                                                  -----------------------------------------------
               PRIMARY EARNINGS PER SHARE                            1994              1993              1992
               --------------------------                         -----------       -----------       -----------
NET INCOME (LOSS)                                                      $80.5           ($266.3)          ($550.3)
LESS DIVIDEND REQUIREMENTS:
   $2.50 Preferred Dividend                                            (10.0)            (10.0)            (10.0)
   $5.00 Preferred Dividend                                            (12.5)            (12.5)            (12.5)
   $3.50 Preferred Dividend                                            (17.9)            (14.8)                -
   5% Preference Dividend                                               (2.7)             (2.5)             (1.8)
                                                                  -----------       -----------       -----------
       TOTAL PREFERRED AND PREFERENCE DIVIDENDS                        (43.1)            (39.8)            (24.3)
                                                                  -----------       -----------       -----------
NET INCOME (LOSS) APPLICABLE TO COMMON STOCK                           $37.4           ($306.1)          ($574.6)
                                                                  ===========       ===========       ===========

AVERAGE SHARES OF COMMON STOCK AND
EQUIVALENTS OUTSTANDING:
   Common Stock                                                      105,826            90,940            81,980
   Stock Options                                                         227             *                 *
                                                                  -----------       -----------       -----------
           TOTAL                                                     106,053            90,940            81,980
                                                                  ===========       ===========       ===========

PRIMARY EARNINGS PER SHARE                                             $0.35            ($3.37)           ($7.01)
                                                                  ===========       ===========       ===========

            FULLY DILUTED EARNINGS PER SHARE
            --------------------------------
NET INCOME (LOSS)                                                      $80.5           ($266.3)          ($550.3)
LESS DIVIDEND REQUIREMENTS:
   $2.50 Preferred Dividend                                            (10.0)            (10.0)            (10.0)
   $5.00 Preferred Dividend                                            (12.5)            (12.5)            (12.5)
   $3.50 Preferred Dividend                                            (17.9)            (14.8)                -
   5% Preference Dividend                                               (2.7)             (2.5)             (1.8)
                                                                  -----------       -----------       -----------
NET INCOME (LOSS) APPLICABLE TO COMMON STOCK                           $37.4           ($306.1)          ($574.6)
                                                                  ===========       ===========       ===========

AVERAGE SHARES OF COMMON STOCK AND EQUIVALENTS AND
OTHER POTENTIALLY DILUTIVE SECURITIES OUTSTANDING:
   Common Stock                                                      105,826            90,940            81,980
   Stock Options                                                         227             *                 *
   $2.50 Preferred Stock                                               *                 *                 *
   $5.00 Preferred Stock                                               *                 *                 *
   $3.50 Preferred Stock                                               *                 *                 *
   5% Preference Stock                                                 *                 *                 *
                                                                  -----------       ----------        -----------
           TOTAL                                                     106,053            90,940            81,980
                                                                  ===========       ===========       ===========

FULLY DILUTED EARNINGS PER SHARE                                       $0.35            ($3.37)           ($7.01)
                                                                  ===========       ===========       ===========





*  ANTIDILUTIVE